EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-34653 and 333-84387) pertaining to the Congoleum Corporation 1995 Stock Option Plan and the Non-Qualified, Non-Employee Directors Stock Option Plan of our report dated February 24, 2006, except Note 17, as to which the date is March 17, 2006, with respect to the consolidated financial statements and schedule of Congoleum Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2005.


                                                 /s/ Ernst & Young LLP
                                                 ---------------------
                                                 Ernst & Young LLP

Boston, Massachusetts
March 17, 2006